UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2016

Five Oaks Investment Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-35845	45-4966519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

540 Madison Av., 19th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 257-5073
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Company will hold its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) on Wednesday, June 15, 2016 at 9:30 a.m. EDT at the offices of Kaye Scholer LLP, 250 West 55th Street, New York, New York 10019. The purposes of the Annual Meeting are: (1) to elect 5 directors; (2) to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the Company’s fiscal year ending December 31, 2016; and (3) to transact any other business that properly comes before the meeting, or any adjournment or postponement thereof. The record date for the Annual Meeting will be May 18, 2016. If you hold shares of the Company’s common stock at the close of business on that date, you are entitled to notice of and to vote at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Oaks Investment Corp.

May 9, 2016	By:	/s/ David Oston
David Oston
Chief Financial Officer, Secretary and Treasurer